UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                April 26, 2007

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
(State or other jurisdiction  (Commission File No.)         (I.R.S. Employer
of incorporation or organization                          Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2007, Tri Counties Bank, a California banking organization and wholly owned subsidiary of TriCo Bancshares (the "Company"), entered into a letter agreement with Mr. Daniel K. Bailey (the "Letter Agreement"). The Letter Agreement provides that Mr. Bailey will become Executive Vice President--Retail Banking of Tri Counties Bank effective May 22, 2007. The material terms of the Letter Agreement and related agreements between the Company and Mr. Bailey are summarized in Item 5.02(c) of this Current Report on Form 8-K which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 2, 2007, the Company announced that Mr. Daniel K. Bailey, age 38, will become Executive Vice President--Retail Banking of Tri Counties Bank effective May 22, 2007 and subject to approval of the title by the Board of Directors. Mr. Bailey had been with Wells Fargo Bank, NA since 1991, most recently as Senior Vice President and Regional Initiatives Manager in the Sacramento office, responsible for the small business and licensed banking strategy for 120 retail branches in northern California. Wells Fargo is not an affiliate of the Company. Mr. Bailey received a bachelors of science degree in business administration from California State University, Chico, and is a graduate of the Pacific Coast Banking School.

On April 26, 2007, Tri Counties Bank entered into the Letter Agreement which sets forth certain understandings and arrangements with respect to the employment relationship of Mr. Bailey with the Company. Mr. Bailey's initial annual base salary will be $190,000 and he will be paid a hiring bonus of $25,000. Mr. Bailey's minimum annual incentive cash bonus will be $50,000 for the 2007 calendar year. For future years, his annual incentive cash bonus will be based on his and the Company's achievement of pre-determined performance goals established by the Company's Compensation and Management Succession Committee (the "Committee"), and will generally be targeted at 50% of his annual base salary.

The Letter Agreement provides that it is anticipated that the Committee will grant to Mr. Bailey a stock option for 52,500 shares of the Company's common stock under the Company's 2001 Stock Option Plan. The options will have a per-share exercise price equal to the closing price of the Company's common stock on the date of grant. Any future grants of stock options to Mr. Bailey are subject to approval of the Committee but are anticipated to generally reflect a targeted number of shares equivalent to approximately 50% of Mr. Bailey's then annual base salary divided by the Black-Scholes value at the time of grant.

Mr. Bailey will be eligible to participate in the Tri Counties Bank Supplemental Executive Retirement Plan or a similar plan which may be adopted in the future. Mr. Bailey will also be eligible to participate in the Company's health, dental, disability and other insurance plans, 401(k) savings plan, Employee Stock Ownership Plan, Executive Deferred Compensation Plan, and other plans and arrangements that are generally available to other Company executives. He will also receive a car allowance of $1,000.00 per month and be reimbursed for reasonable out-of-pocket expenses, including $0.15 per mile, incurred in his performance of official Company business. A copy of the Letter Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Bailey and the Company will enter into a Change of Control Agreement on the same terms as other executives of the Company in the form attached as Exhibit
10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, previously filed with the Securities and Exchange Commission, which is incorporated herein by reference. The Change of Control Agreement provides benefits if the Company experiences a change in control.

Mr. Bailey and the Company will enter into an Indemnification Agreement on the same terms as other executives of the Company in the form attached as Exhibit
10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, previously filed with the Securities and Exchange Commission, which is incorporated herein by reference.

A copy of the press release announcing Mr. Bailey's appointment as the Company's Executive Vice President--Retail Banking is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (c)  Exhibits

     Exhibit Number     Document

       10.1 Letter Agreement dated April 26, 2007 between Tri Counties Bank and Daniel K. Bailey

       10.2* Form of Change of Control Agreement between the Company and Daniel K. Bailey filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005

       10.3* Form of Indemnification Agreement among the Company, Tri Counties Bank and Daniel K. Bailey filed as Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004

       99.1    Press release dated May 2, 2007

       *Previously filed and incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2007       TRICO BANCSHARES
                        (Registrant)

                        By:   /s/ Thomas J. Reddish
                        --------------------------------------------------------
                        Thomas J. Reddish
                        Executive Vice President
                        Chief Financial Officer

                                  EXHIBIT INDEX

     Exhibit Number     Description of Exhibits

       10.1 Letter Agreement dated April 26, 2007 between Tri Counties Bank and Daniel K. Bailey

       10.2* Form of Change of Control Agreement between the Company and Daniel K. Bailey filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005

       10.3* Form of Indemnification Agreement among the Company, Tri Counties Bank and Daniel K. Bailey filed as Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004

       99.1    Press release dated May 2, 2007

      *Previously filed and incorporated by reference

EXHIBIT 10.1


April 24, 2007

Daniel K. Bailey
1218 Carson Street
Colusa, CA 95932

Dear Dan:

On behalf of Tri Counties Bank, I am pleased to confirm our offer to you for the position of Executive Vice President, Retail Banking. The Executive Vice President title is subject to approval of the Board of Directors and will be placed on the agenda of the next scheduled board meeting following your reporting date. The position is located in Chico and reports to Rick Smith, President and Chief Executive Officer. Your anticipated start date is May 22, 2007 and is contingent upon completion of an acceptable background check.

Your annual base salary will be $190,000. In addition to your base salary, you will be paid a hiring bonus of $25,000. For calendar year 2007 your minimum incentive annual bonus will be guaranteed at $50,000. On a go forward basis your annual bonus will be based on achievement of pre-determined performance goals and will be targeted at 50 percent of your annual base salary.

You will also be granted options to purchase 52,500 shares of TRICO BANCSHARES, INC. (TRICO) common stock pursuant to and under the terms of TRICO's Employee Stock Option Plan. While future grants are subject to Board of Directors approval, and are therefore not guaranteed, the annual targeted number of shares will be approximately 50 percent of your annual base salary divided by the Black-Scholes value at time of grant.

As we discussed the Bank will also initiate a Change of Control Agreement consistent with that of other Bank executives. The Agreement will be effective upon your employment.

Please also note that it is also our intention to include you as a participant in the Bank's Supplemental Executive Retirement Plan. As both Rick Smith and I mentioned, the current Plan is under review and it is our clear intention to modify the Plan so that it more easily understood and so that it provides a clear identifiable benefit. It is our firm belief that to include you in the current Plan would complicate our ability to migrate you to a new Plan. If, however, for some reason we determine that applicable ERISA regulations preclude us from replacing the existing Plan you will be enrolled in the current Plan.

In addition to the above we will provide you with the following:

o Participation for you and your eligible dependents in all Bank sponsored health, dental, disability and other insurance plans generally available to all employees of the Bank. Such participation will be on the same basis as other employees except that the 90 day waiting period for inclusion will be waived.

o Participation in existing savings plans, including but not limited to the Bank's 401(k) Savings Plan, Employee Stock Ownership Plan, and Executive Deferred Compensation Plan.

o Twenty (20) paid vacation days annually to be pro-rated based on hire date, and

o A car allowance of $1,000.00 per month and reimbursement for other reasonable out of pocket expenses including $0.15 per mile, incurred in the performance of official Bank business.

I have enclosed a summary of our benefit plans for your review. Should you have any questions about any of the plans outlined in that document please contact me at 530-898-0300.

Please indicate your official acceptance of this offer by signing and returning the offer letter in the enclosed envelope no later than 3 business days after receipt. Alternatively you may fax a copy to me at 530-898-0308. We are excited about this opportunity and feel that you will be a valuable addition to the growing Tri Counties Team!

If you have any questions regarding the terms of this offer please do not hesitate to contact either myself or Rick Smith.

Regards,

/s/ R.A. Miller
---------------

R.A. Miller
SVP, Director Human Resources
Tri Counties Bank

/s/ Dan Bailey                      4-26-07
--------------                      -------
Dan Bailey

EXHIBIT 99.1



       TRI COUNTIES BANK ANNOUNCES APPOINTMENT OF NEW EVP--RETAIL BANKING



PRESS RELEASE                                     Contact:  Thomas J. Reddish
FOR IMMEDIATE RELEASE                             Executive Vice President & CFO
                                                  (530) 898-0300


CHICO, Calif. - (May 2, 2007) -TriCo Bancshares (NASDAQ: TCBK), today announced that Mr. Daniel K. Bailey has been appointed as the new Executive Vice President--Retail Banking of its wholly owned subsidiary, Tri Counties Bank (the "Bank"), effective May 22, 2007. Mr. Bailey will be responsible for the oversight of the Bank's branch network. He will work with the Bank's retail management team to review overall operations; advise on policy questions, business development, staffing requirements, performance appraisals and salary administration; and perform other administrative matters. In addition, Mr. Bailey will serve as part of TriCo Bancshares' executive management team in the development of strategic planning.

Mr. Bailey had been with Wells Fargo Bank, NA since 1991, most recently as senior vice president and regional initiatives manager in the Sacramento office responsible for the small business and licensed banking strategy for 120 retail branches in northern California. He received a bachelor of science degree in business administration from California State University, Chico, and is a graduate of the Pacific Coast Banking School.

"We are excited to add Dan to our executive management team," said Richard Smith, President and Chief Executive Officer, of TriCo Bancshares. "With 17 years in the banking business, Dan is a very experienced banker with knowledge of the northern California banking market."

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 31-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 22 in-store branch locations in 22 California counties, and as of March 31, 2007, had over $1.9 billion in assets. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 62 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.